                                                                  EXHIBIT 10-a-2

                            MERITOR AUTOMOTIVE, INC.
                           RESTRICTED STOCK AGREEMENT

TO:      [Name]

         In accordance with Section 7 of the 1997 Long-Term Incentives Plan ("1997 LTIP") of Meritor Automotive, Inc. (the "Company"), __ shares of Common Stock of the Company have been granted to you today [(subject to the approval of the 1997 LTIP by the shareowners of the Company at the 1998 Annual Meeting)] as restricted shares ("Restricted Shares"), valued at the closing price on the New York Stock Exchange-Composite Transactions ("Closing Price") on [insert date of grant]. The Restricted Shares have been granted to you upon the following terms and conditions:

1.       Restricted Period

         The Restricted Shares are subject to forfeiture in accordance with the terms of the 1997 LTIP and this agreement if you do not continue as an employee of the Company for the period until [insert expiration date] (the "Restricted Period").

2.       Earning of Restricted Shares

         (a) If you die prior to the end of the Restricted Period or retire under a retirement plan of the Corporation (as defined in the 1997 LTIP) after [insert date one year after date of grant] and prior to the end of the Restricted Period, you shall be deemed to have fully earned all the Restricted Shares subject to this agreement.

         (b) If your employment with the Company terminates prior to the end of the Restricted Period for any other reason, you shall be deemed not to have earned any of the Restricted Shares and shall have no further rights with respect thereto, except as and to the extent that the Compensation and Management Development Committee of the Board of Directors, taking into account the purpose of the 1997 LTIP and such other factors as in its sole discretion it deems appropriate, may determine.

3.       Retention of Certificates for Restricted Shares

         Certificates for the Restricted Shares and any dividends or distributions thereon or in respect thereof that may be paid in additional shares of Common Stock, other securities of the Company or securities of another entity ("Stock Dividends"), shall be delivered to and held by the Company, or such Restricted Shares or Stock Dividends shall be registered in book entry form, subject to the Company's instructions, until you shall have earned the Restricted Shares in accordance with the provisions of paragraph 2. To facilitate implementation of the provisions of this agreement, you undertake to sign and deposit with the Company's Office of the Secretary a Stock Transfer Power in the form of Attachment 1 hereto with respect to the Restricted Shares and any Stock Dividends thereon.

[4.      Cash Dividends

         Any dividends that may be paid in cash on the Restricted Shares ("Cash Dividends") shall be delivered to and held by the Company, so long as the Restricted Shares remain subject to forfeiture.]

5.       Voting Rights

         Notwithstanding the retention by the Company of certificates (or the right to give instructions with respect to shares held in book entry form) for the Restricted Shares and any Stock Dividends, you shall be entitled to vote the Restricted Shares and any Stock Dividends held by the Company (or subject to its instructions) in accordance with paragraph 3, unless and until such shares have been forfeited in accordance with paragraph 7.

6.       Delivery of Earned Restricted Shares

         As promptly as practicable after you shall have been deemed to have earned the Restricted Shares in accordance with paragraph 2, the Company shall deliver to you (or in the event of your death, to your estate or any person who acquires your interest in the Restricted Shares by bequest or inheritance) the Restricted Shares, together with (a) any Stock Dividends then held by the Company (or subject to its instructions), and (b) any Cash Dividends then held by the Company, together with interest on the amount of Cash Dividends so delivered, computed at the rate specified in the 1997 LTIP.

7.       Forfeiture of Unearned Restricted Shares

         Notwithstanding any other provision of this agreement, if at any time it shall become impossible for you to earn any of the Restricted Shares in accordance with this agreement, all the Restricted Shares, together with any Stock Dividends then being held by the Company (or subject to its instructions) in accordance with paragraph 3 and any Cash Dividends held by the Company in accordance with paragraph 4, shall be forfeited, and you shall have no further rights of any kind or nature with respect thereto. Upon any such forfeiture, the Restricted Shares, together with any Stock Dividends and any Cash Dividends, shall be transferred to the Company.

8.       Transferability

         This grant is not transferable by you otherwise than by will or by the laws of descent and distribution, and the Restricted Shares, and any Stock Dividends and Cash Dividends shall be deliverable, during your lifetime, only to you.

9.       Withholding

         The Company shall have the right, in connection with the delivery of the Restricted Shares and any Stock Dividends and Cash Dividends subject to this agreement, (i) to deduct from the Cash Dividends or from any payment otherwise due by the Company to you or any other person receiving delivery of the Restricted Shares and any Stock Dividends and Cash Dividends an amount equal to any taxes required to be withheld by law with respect to such delivery, (ii) to require you or any other person receiving such delivery to pay to it an amount sufficient to provide for any such taxes so required to be withheld or (iii) to sell such number of the Restricted Shares and any Stock Dividends as may be necessary so that the net proceeds of such sale shall be an amount sufficient to provide for any such taxes so required to be withheld.

10.      Applicable Law

         This agreement and the Company's obligation to deliver Restricted Shares and any Stock Dividends and Cash Dividends hereunder shall be governed by and construed and enforced in accordance with the laws of Delaware and the Federal law of the United States.

                                         MERITOR AUTOMOTIVE, INC.

                                         By:______________________________

Attachment 1 - Stock Transfer Power

Dated:  [insert date of grant]

Agreed to this ____ day of ___________, ____



___________________________________
                  [Name]
Social Security Number:

Address:

Attachment 1

                 STOCK TRANSFER POWER SEPARATE FROM CERTIFICATE

         FOR VALUE RECEIVED, I, ______________, hereby sell, assign and transfer unto Meritor Automotive, Inc. (the "Company") (i) the ___ shares of the Common Stock of the Company standing in my name on the books of the Company evidenced by certificates or by book entry, granted to me on [insert date of grant] as Restricted Shares pursuant to the Company's 1997 Long-Term Incentives Plan (the "Shares"); and (ii) any additional shares of the Company's Common Stock, other securities issued by the Company or securities of another entity ("Stock Dividends") distributed, paid or payable on or in respect of the Shares and Stock Dividends during the period the Shares are held by the Company pursuant to a certain Restricted Stock Agreement dated [insert date of grant] with respect to the Shares; and I do hereby irrevocably constitute and appoint _________________________________________ attorney with full power of substitution in the premises to transfer the Shares on the books of the Company.

Dated:

                                                  ___________________________
                                                           (Signature)

WITNESS:


_____________________